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                                                                    EXHIBIT 3.1




                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                KOSS CORPORATION

                           Under Sections 245 and 242
                                     of the
                            Delaware Corporation Law


         We, THOMAS G. NEEDLES, President and THOMAS O. JOHNSEN, Secretary of Koss Corporation, a Corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said Corporation as follows:

         FIRST: The name of the Corporation is Koss Corporation.

         SECOND: The Certificate of Incorporation of the Corporation was filed by the Secretary of State, Dover, Delaware on the 12th day of October, 1971.

         THIRD: The amendments to the Certificate Incorporation effected by this Certificate are as follows:

                 1. To omit the provisions which specify the general officers of the Corporation and the principal duties of such officers;

                 2. To omit the provision which specifies the minimum number of directors of the Corporation; and

                 3. To confer the powers to adopt, amend or repeal the By-Laws and to provide for the issuance of preferred stock upon the directors of the Corporation.

         FOURTH: The Board of Directors of the Corporation at a meeting duly called and held on July 28, 1977, at which a quorum was present for the transaction of all business, adopted a resolution proposing and declaring advisable the above amendments to the Certificate of Incorporation and directed the amendments proposed and the Restated Certificate of Incorporation, in the form stated below, be considered at tile next annual meeting of shareholders.

         FIFTH: The amendments and the restatement of the Certificate of incorporation have been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a Majority of all the outstanding shares entitled to vote at a meeting of shareholders.



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         SIXTH:  The text of the Certificate of Incorporation of said Koss
Corporation, as amended is hereby restated as further amended by this Certificate to read in full, as follows:


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                KOSS CORPORATION


                                ARTICLE I.  NAME

                 The name of the Corporation shall be KOSS CORPORATION.


                        ARTICLE II.  PERIOD OF EXISTENCE

                 The period of existence of the Corporation shall be perpetual.


                             ARTICLE III.  PURPOSE

                 The purpose of the Corporation shall be to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law Delaware.


                              ARTICLE IV.  POWERS

                 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal By-Laws of the Corporation, and to fix and establish by resolution or resolutions providing for the issuance of preferred stock the voting powers, designations, preferences and relative, participating, optional or other rights, if any, of such stock and the related qualifications, limitations or restrictions, as it may deem appropriate, including, but not limited to the rate of dividends, the rights of dissolution and other terms and conditions on which shares may be converted into other classes of stock. The express power of the Board of Directors to adopt, amend or repeal By-Laws of the Corporation, shall neither divest nor limit the power of the shareholders to adopt, amend or repeal By-Laws.


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                            ARTICLE V. CAPITAL STOCK

                 The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Two Million (2,000,000) shares designated as "Common Stock" with One Cent ($0.01) par value.

              ARTICLE VI.  REGISTERED OFFICE AND REGISTERED AGENT

                 The address of the registered office of the Corporation in the State of Delaware is:

                          100 West Tenth Street, New Castle County
                          Wilmington, Delaware

                 The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                            ARTICLE VII.  AMENDMENT

                 The Certificate of Incorporation may be amended in the manner authorized by law at the time of such amendment.

         IN WITNESS WHEREOF, we hereby declare and certify that this is the act and deed of the Corporation and that the facts herein stated are true and accordingly, we have executed this Restated Certificate in duplicate and have caused the corporate seal of the Corporation to be hereunto affixed this 20th day of October, 1977.


                                        /s/ Thomas G. Needles
                                        ------------------------------------
                                        Thomas G. Needles, President
[Corporate Seal]

                                        Attest:

                                        /s/ Thomas O. Johnsen
                                        ------------------------------------
                                        Thomas O. Johnsen, Secretary


State of Wisconsin        )
                          )       SS
County of Milwaukee       )

         Be it remembered on this 20th day of October, 1977, personally came before me, a Notary Public in and for the county and state aforesaid, THOMAS G. NEEDLES, President and THOMAS 0.





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JOHNSEN, Secretary, of Koss Corporation, a corporation of the State of
Delaware, parties to the foregoing certificate, known to me personally to be such, and they duly executed said certificate before me and acknowledged the said certificate to be their act and deed and the act and deed of said Corporation and that the facts herein stated are true and that the seal affixed to said certificate and attested by the Secretary of said Corporation is the common or corporate seal of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the date and year aforesaid.


                                        /s/ Thomas J. Beczkiewicz
                                        ------------------------------------
                                        Notary Public, State of Wisconsin
                                        My Commission: expires August 5, 1979





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                          CERTIFICATE OF AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                KOSS CORPORATION

                               Under Section 242
                                     of the
                        Delaware General Corporation Law


         We, JAMES D. DODSON, President, and DENNIS P. WHERRY, Secretary, of Koss Corporation, a corporation existing under, the laws of the State of Delaware, do hereby certify under the seal of the said Corporation as follows:

         FIRST:  The name of the Corporation is Koss Corporation.

         SECOND: The Certificate of Incorporation of the Corporation was filed hy the Secretary of State, Dover, Delaware, on the 12th day of October, 1971, and a Restated Certificate of Incorporation was so filed on the 16th day of November, 1977.

         THIRD: The purpose of the amendment to the Restated Certificate of Incorporation effected by this Certificate is to increase the number of authorized shares of Common Stock to eight million five hundred thousand (8,500,000) from four million (4,000,000) by deleting the text of Article V in its entirety and restating it to read as follows:

                 The aggregate number of shares of capital stock which the Corporation shall have authority to issue is eight million five hundred thousand (8,500,000) shares designated as "Common Stock" with One Cent ($ 0.01) par value.

         FOURTH: The Board of Directors of the Corporation at a meeting duly called and held on July 30, 1981, at which a quorum was present for the transaction of all business, adopted a resolution proposing and declaring advisable the above amendment to the Restated Certificate of Incorporation and directed the amendment proposed, in the form stated above, be considered at the next annual meeting of shareholders.

         FIFTH: The amendment to the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all the outstanding shares entitled to vote at a meeting of shareholders on October 8, 1991.

         IN WITNESS WHEREOF, we hereby declare and certify that this is the act and deed of the Corporation and that the facts herein





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stated are true and accordingly, we have executed this Certificate of Amendment in duplicate and have caused the corporate seal of the Corporation to be hereunto affixed this 9th day of October, 1981.


                                        /s/ James D. Dodson
                                        ------------------------------------
[Corporate Seal]                        James D. Dodson, President

                                        Attest:


                                        /s/ Dennis P. Wherry
                                        ------------------------------------
                                        Dennis P. Wherry, Secretary


State of Wisconsin        )
                          )       SS
County of Milwaukee       )


         Be it remembered on this 9th day of October, 1981, personally came before me, a Notary Public in and for the county and state aforesaid, JAMES D. DODSON, President, and DENNIS P. WHERRY, Secretary, of Koss Corporation, a corporation of the State of Delaware, parties to the foregoing certificate, known to me personally to be such, and they duly executed said certificate before me and acknowledged the said certificate to be their act and deed and the act and deed of said Corporation and that the facts herein stated are true and that the seal affixed to said certificate and attested by the Secretary of said Corporation is the common or corporate seal of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office and date and year aforesaid.



                                        /s/ Delos N. Lutton
                                        ------------------------------------
[Notarial Seal]                         Notary Public, State of Wisconsin
                                        My commission: is permanent





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                          CERTIFICATE OF AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                KOSS CORPORATION

                               under Section 303
                                     of the
                        Delaware General Corporation Law


         We, JOHN C. KOSS, President, and MICHAEL F. MOORE, Secretary, of Koss Corporation. a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said Corporation as follows:

         FIRST:  The name of the Corporation is Koss Corporation.

         SECOND: The Certificate of Incorporation of the Corporation was filed by the Secretary of State, Dover, Delaware on the 12th day of October, 1971, and a Restated Certificate of Incorporation was so filed on the 16th day of November, 1977.

         THIRD: The purpose of the amendment to the Restated Certificate of Incorporation effected by this Certificate is to prohibit the issuance of non-voting equity securities by the Corporation by adding the following sentence to the existing text of Article IV:

         "The Board shall not have the power to create a non-voting class of stock. All classes of stock authorized and issued by the Corporation shall have some form of voting rights."

         FOURTH: The Board of Directors of the Corporation at a meeting duly called and held on March 21, 1986, at which a quorum was present for the transaction of all business, adopted a resolution proposing and declaring advisable the above amendment to the Restated Certificate of Incorporation.

         IN WITNESS WHEREOF, we hereby declare and certify that this is the act and deed of the Corporation and that the facts herein stated are true and accordingly, we have executed this Certificate of Amendment in duplicate and have caused the corporate of the Corporation to be hereunto affixed this 24th day of March, 1986.





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                                        /s/ John C. Koss
                                        ------------------------------------
                                        John C. Koss, President
[Corporate Seal]

                                        Attest:

                                        /s/ Michael F. Moore
                                        ------------------------------------
                                        Michael F. Moore, Secretary

State of Wisconsin        )
                          :       SS
County of Milwaukee       )


         Be it remembered on this 24th day of March, 1986, personally came before me, a Notary Public in and for the county and state aforesaid, JOHN C. KOSS, President, and MICHAEL F. MOORE, Secretary, of Koss Corporation, a corporation of the State of Delaware, parties to the foregoing Certificate, known to me personally to be such, and they duly executed said certificate before me and acknowledged the said certificate to be their act and deed and the act and deed of said Corporation and that the facts herein stated are true and that the seal affixed to said certificate and attested by the Secretary of said Corporation is the common or corporate seal of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office and date and year aforesaid.


                                        /s/ Linda M. Besecker
                                        ------------------------------------
[NOTARY SEAL]                           Notary Public, State of Wisconsin
                                        My commission expires  8-5-90





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                          CERTIFICATE OF AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                KOSS CORPORATION


                               Under Section 242
                                     of the
                        Delaware General Corporation Law

         We, JOHN C. KOSS, President, and MICHAEL E. MOORE, Secretary, of Koss Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of said Corporation as follows:

         FIRST:  The name of the Corporation is Koss Corporation.

         SECOND: The Certificate of Incorporation of the Corporation was filed by the Secretary of State, Dover , Delaware, on the 12th day of October, 1971, and a Restated Certificate of Incorporation was so filed on the 16th day of November, 1977.

         THIRD: The purpose of the amendment to the Restated Certificate of Incorporation effected by this Certificate is to add a new Article VIII to the Certificate which shall recite as follows:

         "To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereinafter be amended, no person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided that this Article shall not eliminate or limit the liability of a person who is or was a director for any breach of the director's duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for conduct that is the subject of Section 174 of the Delaware General Corporation Law or for any transaction from which such person derived an improper personal benefit. This Article shall be effective only as to acts or omissions occurring on or after the effective date of this amended Certificate of Incorporation."

         FOURTH: The Board of Directors of the Corporation by their unanimous consent, in accordance with Delaware General Corporation Law Section 141(f), as of August 28. 1986, adopted a resolution proposing and declaring advisable the above amendment to the Restated Certificate of Incorporation.


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         IN WITNESS WHEREOF, we hereby declare and certify that this is the act and deed of the Corporation and that the facts herein stated are true and accordingly, we have executed this Certificate of Amendment in duplicate and have caused the corporate seal of the Corporation to be hereunto affixed this 23rd day of December, 1986.


                                        /s/ John C. Koss
                                        ------------------------------------
                                        John C. Koss, President

[Corporate Seal]
                                        Attest:

                                        /s/ Michael F. Moore
                                        ------------------------------------
                                        Michael F. Moore, Secretary


State of Wisconsin        )
                          :       SS
County of Milwaukee       )


         Be it remembered on this 8th day of January, 1987, personally came before me, a Notary Public in and for the county and state aforesaid, JOHN C. KOSS, President, and MICHAEL F. MOORE, Secretary, of Koss Corporation, a corporation of the State of Delaware, parties to the foregoing certificate, known to me personally to be such, and they duly executed said certificate before me and acknowledged the said certificate to be their act and deed and the act and deed of said Corporation and that the facts herein stated are true and that the seal affixed to said certificate and attested by the Secretary of said Corporation is the common or corporate seal of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office and date and year aforesaid.


                                        /s/ Linda M. Besecker
                                        ------------------------------------
[NOTARY SEAL]                           Notary Public, State of Wisconsin
                                        My commission expires  8-5-90





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